Exhibit 4.1
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                       ADVANCED ENGINE TECHNOLOGIES, INC.
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                            2000 STOCK INCENTIVE PLAN
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1.  Purposes of the Plan.  The purposes of this Plan are:

         (a) to attract and retain the best available personnel for positions of substantial responsibility,

         (b) to provide additional incentive to selected key Employees, Consultants and Directors, and

         (c)   to promote the success of the Company's business.

2. Definitions. For the purposes of this Plan, the following terms will have the following meanings:

         (a) "Administrator" means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

         (b) "Applicable Laws" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

         (c)   "Board" means the Board of Directors of the Company.

         (d) "Cause" shall have the meaning set forth in a Grantee's employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

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         (f)   "Committee"   means  a  Committee   appointed  by  the  Board  in
               accordance with Section 4.

         (g) "Common Stock" means the common stock, $0.001 par value per share, of the Company.

         (h) "Company" means Advanced Engine Technologies, Inc., a Colorado corporation.

         (i) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term "Consultant" does not include (i) Employees or (ii) Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (j) "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or
               Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

         (k)   "Director" means a member of the Board.

         (l)   "Disability"  means total and permanent  disability as defined in
               Section 22(e)(3) of the Code.

         (m) "Employee" means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient, in and of itself, to constitute "employment" by the Company.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

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                  (ii)   If the Common Stock is quoted on the NASDAQ System (but
                         not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal
                         or  any  other  source  the   Administrator   considers
                         reliable.

                  (iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

         (p) "Grant Notice" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

         (q) "Grantee" shall mean (i) any Optionee or (ii) any Employee, Consultant or Director to whom a Stock Award has been granted pursuant to this Plan.

         (r) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

         (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t)   "Option" means a stock option granted under this Plan.

         (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

         (v) "Option Exchange Program" means a program in which outstanding Options are surrendered in exchange for Options with a lower exercise price.

         (w)   "Optioned Stock" means the Common Stock subject to an Option.

         (x) "Optionee" means an Employee, Consultant or Director who holds an outstanding Option.

         (y) "Parent" means a "parent corporation" with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

         (z)   "Plan" means this 2000 Stock Incentive Plan.

         (aa) "Section" means, except as otherwise specified, a section of this Plan.
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         (bb)  "Share"  means  a share  of the  Common  Stock,  as  adjusted  in accordance with Section 13.

         (cc) "Stock Award" shall mean a grant or sale by the Company of a specified number of Shares upon terms and conditions determined by the Administrator.

         (dd) "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan.    Subject to the provisions of Section 13 of
the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be Five Million (5,000,000) Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or if a Stock Award shall be cancelled or surrendered or expire for any reason without having been received in full, the Shares that were not purchased or received which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). If the Company reacquires Shares which were issued pursuant to the exercise of an Option or grant of a Stock Award, however, those reacquired Shares will not be available for future grant under the Plan.

4.   Administration of the Plan.
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     (a)    Procedure.

                (i) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, from and after such time as the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a Committee, which will then consist solely of persons who are both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both "non-employee directors" and "outside directors" shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

                                      -4-
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                (ii)   Multiple   Administrative   Bodies.   The   Plan  may  be
                       administered   by   different   bodies  with  respect  to
                       Directors, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

        (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

                (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

                (ii) to select the Consultants, Employees or Directors to whom Options or Stock Awards may be granted;

                (iii) to determine whether and to what extent Options or Stock Awards are granted;

                (iv) to determine the number of shares of Common Stock to be covered by each Option or Stock Award granted;

                (v) to approve forms of Grant Notices, Option Agreements and agreements governing Stock Awards;

                (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options or Stock Awards, including, but not limited to, (A) the
                       Options' exercise price, (B) the time or times when Options may be exercised or Stock Awards will be vested, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an
                       Employee, Director or Consultant, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock or Stock Award, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock or Shares to (i) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (ii) a right of repurchase in favor of the Company upon termination of the Grantee's Continuous Status as an Employee, Director or Consultant;

                (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to a grant of Options under this Plan will be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

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                (viii) to reduce  the  exercise  price of any Option to the Fair
                       Market Value at the time of the reduction, if the Fair Market Value of the Common Stock covered by that Option has declined since the date it was granted;

                (ix)   to construe and interpret the terms of this Plan;

                (x) to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;

                (xi)   to modify or amend each Option or Stock Award, subject to
                       Section 15(b);

                (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                (xiii) to institute an Option Exchange Program;

                (xiv) to accelerate the vesting or exercisability of an Option or Stock Award;

                (xv) to determine the terms and restrictions applicable to Options or Stock Awards; and

                (xvi) to make all other determinations it considers necessary or advisable for administering this Plan.

        (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all holders of Options or Stock Awards.

5.  Eligibility.   Options  and  Stock  Awards  may  be  granted  to  Employees,
Consultants and Directors. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option or a Stock Award may be granted additional Options or Stock Awards. Options granted under this Plan shall not be Options which are intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

6. Term of the Plan. This Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten years unless terminated earlier under Section 15. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option or Stock Award outstanding at the date of termination.

7. Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that in no event may the term be more than ten years from the date of grant.

8. Option Exercise Price and Consideration.

        (a) Exercise Price of Options. The exercise price for Shares to be issued pursuant to the exercise of any Option will be determined by the Administrator.

        (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

        (c)  Form  of  Consideration.   The  Administrator  will  determine  the
acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

               (i)    cash;

               (ii) a promissory note made by the Optionee in favor of the Company;

               (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

               (iv) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee's broker, if applicable, requires to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

               (v) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

9. Exercise of Option.

        (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

         An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 12, 16, and 17, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

         Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) Termination of Employment or Consulting Relationship or Directorship. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise those Options until the earlier of (i) their expiration as set forth in the Option Agreement, and (ii) 30 days after the date of such termination (or a longer period determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

        (c) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise those Options until the earlier of (i) their expiration as set forth in the Option Agreement, and
(ii) six months after the date of such termination (or a longer period determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

        (d) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise those Options until the earlier of (i) their expiration as set forth in the Option Agreement, and (ii) six months after the date of death (or a longer period determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan.

        (e) Termination for Cause. If an Optionee's Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

10. Non-Transferability of Options.

        (a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        (b)  Designation  of  Beneficiary.   An  Optionee  may  file  a  written
designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

        (c) Effect of No Designation. If an Optionee dies and there is no beneficiary validly designated and living at the time of the Optionee's death, the Company will deliver such Optionee's Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        (d) Death of Spouse or Dissolution of Marriage. If an Optionee designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee's marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

11. Stock Awards.

        (a) Grant. Subject to the express provisions and limitations of the Plan, the Administrator, in its sole and absolute discretion, may grant Stock Awards to Employees, Consultants or Directors for a number of shares of Common Stock on such terms and conditions and to such Employees, Consultants or Directors as it deems advisable and specifies in the respective grants. Subject to the limitations and restrictions set forth in the Plan, an Employee, Consultant or Director who has been granted an Option or Stock Award may, if otherwise eligible, be granted additional Options or Stock Awards if the Administrator shall so determine.

        (b)  Restrictions.   The   Administrator,   in  its  sole  and  absolute
discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Common Stock subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the "Restricted

Period"), (ii) providing for a vesting schedule with respect to such Common Stock such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the shares of Common Stock subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of shares of Common Stock pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such shares of Common Stock.

        (c) Rights As Shareholder. Subject to the terms of any agreement governing a Stock Award, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to a Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise released by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

12. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver Shares upon the exercise of an Option or in connection with a Stock Award will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with a Stock Award or on the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability.

13.  Adjustments Upon Changes in  Capitalization,  Dissolution,  Merger or Asset
Sale.

        (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options and Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to Stock Awards or unexercised Options which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

        (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised or a Stock Award had not previously vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Stock Award shall become vested or any Option will terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

        (c) Corporate Transaction. Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards and the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options or unvested Stock Awards upon payment to the Optionees or Grantees in cash, with respect to each Option or Stock Award to the extent then exercisable or vested (including, if applicable, any Options or Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options) the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement or agreement governing a Stock Award.

14. Date of Grant. The date of grant of an Option or Stock Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Option or Stock Award, or any other, later date determined by the Administrator and specified in the Option Agreement. Notice of the determination will be provided to each Grantee within a reasonable time after the date of grant.

15. Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan.

        (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

16. Conditions Upon Issuance of Shares.

        (a) Legal Compliance. Shares will not be issued in connection with a Stock Award or pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options and Stock Awards granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        (b) Investment Representation. As a condition to the exercise of an Option or grant of a Stock Award, the Company may require the person exercising such Option or receiving such Stock Award to represent and warrant at the time of any such exercise that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

17. Liability of Company.

        (a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company's counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

        (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Shares subject to a Stock Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan, that Option or Stock Award will be contingent with respect to such excess Shares, unless and until an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 15.

        (c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

18. Reservation of Shares. The Company will at all times reserve and keep available for issuance a number of Shares sufficient to satisfy this Plan's requirements during its term.

19. Legending Share Certificates. In order to enforce any restrictions imposed upon Common Stock issued in connection with a Stock Award or upon exercise of an Option granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any share certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

20. No Employment Rights. Neither this Plan nor any Option or Stock Award will confer upon a Grantee any right with respect to continuing the Grantee's employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee's right or the Company's right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

21. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of California (without giving effect to conflicts of law principles).